RAIT Financial Trust Announces Fourth Quarter and Year End 2007 Results

PHILADELPHIA, PA — February 28, 2008 — RAIT Financial Trust (“RAIT”) (NYSE: RAS), a diversified real estate finance company, today reported results for the quarter and year ended December 31, 2007.

Summary

- - - - - - -	Economic book value of $10.52 per share at December 31, 2007
Book value of $6.78 per share at December 31, 2007
At January 1, 2008 book value of approximately $23.35 per share after adoption of FAS 159
Adjusted earnings per share of $0.47 for the quarter ended December 31, 2007
Total loss per share – diluted of $3.02 for the quarter ended December 31, 2007
$14.3 billion of assets under management at December 31, 2007
$11.1 billion of total consolidated assets at December 31, 2007

Daniel G. Cohen, RAIT’s CEO, said, “While the fourth quarter continued to see credit deterioration in our TruPS borrowers in the residential mortgage and homebuilder sectors, as reflected in our fourth quarter asset impairments, our portfolio was able to generate cash flow to pay a $0.46 common dividend. We ended the year with approximately $128.0 million of available cash, $298.4 million of restricted cash for our domestic lending programs, $528.4 million of restricted cash for our European lending programs and approximately $66.5 million of unused capacity under secured credit facilities. During the fourth quarter, we further reduced our exposure to short term repurchase agreements from $212.8 million at September 30, 2007 to $138.8 million at December 31, 2007. Due to the lack of liquidity in the market place we have focused on seeking capital through senior participations and commercial bank lines of credit. We expect to generate approximately $214.3 million of cash flows from the net investment income and asset management fees on our $14.3 billion of assets under management. Since December 31, 2007, we have and expect to continue to take advantage of lending opportunities in both our commercial real estate and European businesses with approximately $275.0 million of new investments funded.”

Economic Book Value, Book Value & Tangible Book Value

RAIT’s economic book value per common share outstanding, a non-GAAP measure, at December 31, 2007 was $10.52. Economic book value is computed by adding back to tangible book value any unrealized losses recognized in shareholders’ equity or through earnings that are in excess of RAIT’s value at risk, or RAIT’s retained investment. Under GAAP, RAIT is required to absorb unrealized losses on investments held by certain of its consolidated entities, primarily RAIT’s consolidated securitizations, even if those unrealized losses are in excess of RAIT’s risk of loss, or RAIT’s retained investment in those securitizations.

RAIT’s book value per common share outstanding as of December 31, 2007 was $6.78.

RAIT’s tangible book value per common share outstanding, as of December 31, 2007 was $5.86. Tangible book value is calculated by subtracting the liquidation value of RAIT’s cumulative redeemable preferred shares and unamortized intangible assets from total shareholders’ equity and dividing the result by the number of common shares outstanding at the end of the period.

A reconciliation of RAIT’s reported book value to tangible book value and economic book value as of December 31, 2007 including managements’ rationale for the usefulness of this non-GAAP measure is included as Schedule I to this release.

Assets Under Management, Invested Capital and Annualized Gross Cash Flow Summary

RAIT’s gross cash flow is comprised of net investment income and asset management fees we receive from $14.3 billion of assets under management as of December 31, 2007 and rental income from our owned real estate. Our net investment income represents the net spread on loans and other real estate related investments that we financed on a long-term, match funded basis which results in a positive interest spread to us. We also generate revenue from origination fees we earn on new investments in addition to the asset management fees from our commercial real estate, Taberna and European securitizations.

The following chart summarizes RAIT’s total assets under management, allocation of invested capital by portfolio and the annualized gross cash flows (yield and asset management fees) these portfolios expect to generate: (dollars in thousands).

	Assets Under	Invested Capital(4)	Yield	Asset Management	Annualized Gross
	Management			Fees	Cash Flow (1)
Commercial Real Estate Portfolio(3)	$2,171,305	$790,570	$117,656	$2,021	$119,678
Residential mortgage portfolio	4,085,028	245,225	21,187	—	21,187
European Portfolio(2)(3)	1,682,447	50,574	6,274	7,350	13,624
Domestic TruPS portfolio:
Taberna I(2)	663,000	2,210	219	2,732	2,951
Taberna II(2)	983,000	0	—	1,966	1,966
Taberna III	745,000	3,905	—	1,490	1,490
Taberna IV	650,000	2,595	—	1,300	1,300
Taberna V(2)	700,000	0	—	1,400	1,400
Taberna VI	660,158	1,682	—	1,360	1,360
Taberna VII	592,635	27,720	994	1,279	2,273
Taberna VIII	603,813	81,565	16,276	2,985	19,260
Taberna IX(3)	566,769	121,600	24,369	2,250	26,619
Other investments	189,359	35,176	1,203	—	1,203

Total	$14,292,514	$1,362,822	$188,178	$26,133	$214,311

(1)Annualized gross cash flow is based on cash flow received from our investments as of their most recent payment date. See “Forward-Looking Statements” below for risks and uncertainties that could cause our gross cash flow to differ materially from these amounts.

(2)European portfolios, Taberna I,II and V are not consolidated at 12/31/2007

(3)Includes securitizations currently in “ramp-up” and assumes rating agency affirmations of ratings at completion of the “ramp-up” period

(4)Represents the value at risk of RAIT’s retained interests at 12/31/2007 based on economic book value

Earnings Results

RAIT reported adjusted earnings, a non-GAAP financial measure, for the three-month period ended December 31, 2007 of $28.6 million, or $0.47 per diluted share based on 60.8 million weighted-average shares outstanding – diluted, as compared to adjusted earnings for the three-month period ended December 31, 2006 of $16.5 million, or $0.49 per diluted share based on 33.7 million weighted-average shares outstanding – diluted. RAIT reported adjusted earnings for the year ended December 31, 2007 of $166.9 million, or $2.75 per diluted share based on 60.6 million weighted-average shares outstanding – diluted, as compared to adjusted earnings for the year ended December 31, 2006 of $75.1 million, or $2.54 per diluted share based on 29.6 million weighted-average shares outstanding – diluted.

RAIT reported a GAAP net loss available to common shares for the three-month period ended December 31, 2007 of $183.5 million, or a total loss per share – diluted of $3.02 based on 60.8 million weighted-average shares outstanding – diluted, as compared to net income available to common shares for the three-month period ended December 31, 2006 of $13.1 million, or total earnings per share – diluted of $0.39 based on 33.7 million weighted-average shares outstanding – diluted. RAIT reported a GAAP net loss available to common shares for the year ended December 31, 2007 of $379.3 million, or a total loss per share – diluted of $6.26 based on 60.6 million weighted-average shares outstanding – diluted, as compared to net income available to common shares for the year ended December 31, 2006 of $67.8 million, or total earnings per share – diluted of $2.30 based on 29.6 million weighted-average shares outstanding – diluted.

A reconciliation of RAIT’s reported GAAP net income (loss) available to common shares to adjusted earnings for the three-month period and year ended December 31, 2007 and December 31, 2006 including managements’ rationale for the usefulness of this non-GAAP measure is included as Schedule II to this release.

Asset Impairments

The primary factors causing RAIT’s GAAP net loss for the three-month period and year ended December 31, 2007 were asset impairments. For the three-month period ended December 31, 2007, RAIT charged $174.5 million to earnings as asset impairments and for the year ended December 31, 2007 RAIT charged $517.5 million to earnings as asset impairments. Of the $517.5 million of asset impairments $85.8 million was allocated to minority interests. Asset impairments were comprised of $428.7 million of other than temporary impairment in our investments in securities, $13.2 million of impairment in certain intangible assets and $75.6 million of impairment in goodwill. Asset impairments on our investments in securities were attributable primarily to TruPS issued by companies in the residential mortgage or homebuilder sectors that collateralized securitizations we consolidate. These impairments resulted primarily from the broad disruption of the U.S. credit markets relating to the residential mortgage and homebuilder sectors that began in late July 2007. The withdrawal of virtually all sources of available liquidity for companies active in these sectors caused payment and covenant defaults and significant reductions in the fair value of securities issued by these companies. Furthermore, we recorded asset impairment charges on certain of our identified intangible assets and our goodwill as the events described above have negatively impacted the fair value of the reporting units in relation to their book value, and as a result, the recoverability of certain of our identified intangibles and goodwill. During the three-month period ended December 31, 2007, RAIT also increased its loan loss reserves relating to commercial mortgages and mezzanine loans by $7.9 million and relating to residential mortgages by $3.2 million. At December 31, 2007, RAIT’s allowance for losses relating to residential and commercial mortgages totaled $26.4 million compared to $5.3 million at December 31, 2006.

FAS 159 Adoption

Effective January 1, 2008, RAIT adopted FAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities” which will result in reporting future changes in fair value of our Taberna CDO notes payable as a component of earnings. Upon adoption of FAS 159, we recognized an increase to retained earnings as of January 1, 2008 of approximately $1.0 billion or $16.57 per share. Going forward, any changes in the fair value of assets or liabilities reported under FAS 159 will be recorded in earnings. We expect that the changes in value of our assets and liabilities will correlate due to the match-funded non-recourse nature of these investments.

Liquidity

As of December 31, 2007, RAIT had approximately $128.0 million of available cash, $298.4 million of restricted cash and approximately $66.5 million of unused capacity under secured credit facilities. The restricted cash primarily relates to committed funds under our consolidated securitizations during their investment accumulation period available to obtain new investments for the securitization entity. This excludes approximately $528.4 million of restricted cash held to fund the completion of our two unconsolidated European securitizations. During the fourth quarter, repurchase agreements decreased by $74.0 million. As of December 31, 2007, RAIT had $138.8 million outstanding under its repurchase agreements and $146.9 million of secured credit facilities and other indebtedness outstanding.

Investment Portfolio Summary

The following chart summarizes RAIT’s investment portfolio at December 31, 2007 (dollars in millions):

			Percentage	Weighted-
	Amortized	Estimated	of Total	Average
	Cost(1)	Fair Value(2)	Portfolio	Coupon(3)

Investments in Mortgages and Loans
Residential mortgages and mortgage-related receivables(4)	$4,065	$3,944	38.7%	5.6%
Commercial mortgages and mezzanine loans	2,205	2,234	21.9%	8.7%

Total investments in mortgages and loans	6,270	6,178	60.6%	6.7%
Investments in Securities:
TruPS and subordinated debentures	3,450	3,120	30.6%	7.7%
Unsecured REIT note receivables	368	347	3.4%	6.0%
CMBS receivables	213	174	1.7%	5.9%
Other securities	120	89	0.9%	9.9%

Total investments in securities	4,151	3,730	36.6%	7.5%
Investments in real estate interests	284	284	2.8%	N/A

Total Portfolio/Weighted Average	$10,705	$10,192	100.0%	7.0%

(1)	Amortized cost reflects the cost incurred by us to acquire or originate the asset, net of origination discount.

(2)	The fair value of RAIT’s investments represents management’s estimate of the price that a willing buyer would pay a willing seller for such assets. Management bases this estimate on the underlying interest rates and credit spreads and, to the extent available, quoted market prices.

(3)	Weighted average coupon is calculated on the unpaid principal amount of the underlying instruments which does not necessarily correspond to amortized cost or estimated fair value.

(4)	RAIT’s investments in residential mortgages and mortgage-related receivables at December 31, 2007 consisted of investments in adjustable rate residential mortgages. These mortgages bear interest rates that are fixed for three, five, seven and ten year periods, respectively, and reset annually thereafter. RAIT has financed its investment in these assets through short-term repurchase agreements, long-term securitizations and its residual investments in repurchase agreements.

Commercial Mortgages, Mezzanine Loans & Other Loans

The following chart summarizes RAIT’s commercial real estate loan portfolio at December 31, 2007 (dollars in millions):

	Amortized Cost	Weighted Average	Number of Loans	% of Total Loan
		Coupon		Portfolio
Commercial mortgages	$1,477	8.1%	126	67.0%
Mezzanine loans	544	10.6%	168	24.7%
Other loans	184	7.3%	11	8.3%

Total	$2,205	8.7%	305	100.0%

The geographic and property type breakdown is as follows:

Property Type	Percent		Percent
		Geographic Region
Multi-family	52.2%	Central..........	33.6%
Office	23.8%	West.............	26.8%
Retail	18.4%	Southeast........	21.7%
Other	5.6%	Mid-Atlantic.....	13.7%
		Northeast........	4.2%

Total	100.0%	Total............	100.0%

Residential Mortgage Loans

At December 31, 2007, RAIT’s residential mortgage loan portfolio consisted of 8,491 residential mortgage loans with an average interest rate of 5.6%. The portfolio had an average FICO score of 738 and has an amortized cost balance of $4.1 billion. Approximately 44.7% of the properties within the portfolio are located in California based on amortized cost. As of December 31, 2007, the portfolio had an average delinquency rate of 3.0%. Since the portfolios were originated, primarily in 2005, the portfolio has experienced $1.4 million in cumulative cash losses, including $980,000 of losses incurred since September 30, 2007.

TruPS and Subordinated Debentures

As of December 31, 2007, RAIT maintained investments of $3.1 billion in TruPS and subordinated debentures. RAIT’s portfolio had a weighted average interest rate of 7.7%. The issuers of these investments had a weighted average debt to total capitalization ratio of 77.0% and a weighted average interest coverage ratio of 1.9 times as of December 31, 2007. The following table provides a sector breakdown of these issuers as of December 31, 2007:

TruPS and Subordinated Debt Industry Sector	Percent
Commercial Mortgage	31.4%
Office	17.7%
Specialty Finance	15.2%
Homebuilders	13.2%
Residential Mortgage	9.4%
Retail	6.9%
Hospitality	3.7%
Storage	2.5%
100.0%

Fees Generated

Total fees generated, a non-GAAP financial measure, were $9.8 million for the quarter ended December 31, 2007 as follows:

-	Asset management fees of $8.8 million for the quarter ended December 31,
2007 on assets under management of $14.3 billion as of December 31, 2007.
A total of $5.8 million of asset management fees received from consolidated securitizations are eliminated for GAAP reporting.
-	Previously deferred origination fee income of $1.2 million recognized this quarter, net of $0.4 million of new origination fees generated for the quarter ended December 31, 2007 on originations of commercial real estate loans and TruPS which are recognized in interest income as an adjustment to yield.

Reported GAAP fee and other income were $4.8 million for the quarter ended December 31, 2007.

A reconciliation of the fee and other income reported in GAAP earnings to total fees generated is included in Schedule III to this release.

Dividends

On January 14, 2008, RAIT paid a quarterly dividend of $0.46 per common share to shareholders of record on December 17, 2007. On December 31, 2007, RAIT paid a quarterly cash dividend of $0.484375 per share on RAIT’s 7.75% Series A Cumulative Redeemable Preferred Shares, $0.5234375 per share on RAIT’s 8.375% Series B Cumulative Redeemable Preferred Shares and $0.5546875 per share on RAIT’s 8.875% Series C Cumulative Redeemable Preferred Shares to holders of record on December 3, 2007.

Conference Call

Interested parties can listen to the LIVE audio webcast of RAIT’s earnings conference call at 3:00 PM EST on Thursday, February 28, 2008 by clicking on the Webcast link on RAIT’s homepage at www.raitft.com. The conference call may also be listened to by dialing 866.713.8563 Domestic or 617.597.5311 International, using passcode 29095536. For those who are able to listen to the live broadcast, a replay of the webcast will be available following the live call on RAIT’s investor relations website and telephonically until Thursday, March 6, 2008 by dialing 888.286.8010, access code 85751563.

About RAIT Financial Trust

RAIT Financial Trust originates secured and unsecured debt instruments including bridge, mezzanine and whole commercial real estate loans, trust preferred securities and subordinated debt for private and corporate owners of commercial real estate, REITs and real estate operating companies throughout the United States and Europe. For more information, please visit www.raitft.com or call Investor Relations.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Statements in this press release regarding RAIT’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. These risks and uncertainties, which could cause actual results to differ materially from those contained in the forward looking statement, include those discussed in RAIT’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2006, its quarterly report on Form 10-Q for the quarterly period ended September 30, 2007, and its current report on Form 8-K filed January 10, 2007.

These risks and uncertainties also include the following factors: adverse market developments and credit losses have reduced, and may continue to reduce, the value of trust preferred securities, or TruPS, subordinated debentures and other debt instruments directly or indirectly held by RAIT; adverse market developments have reduced, and may continue to reduce, the value of other assets in RAIT’s investment portfolio; RAIT’s liquidity may be impaired by the reduced availability of short-term and long-term financing, including a reduction in the market for securities issued in securitizations and in the availability of repurchase agreements and warehouse facilities; RAIT’s liquidity may be adversely affected by margin calls; RAIT may be unable to obtain adequate capital at attractive rates or otherwise; payment delinquencies or failure to meet other collateral performance criteria in collateral underlying RAIT’s securitizations have restricted, and may continue to restrict RAIT’s ability to receive cash distributions from RAIT’s securitizations and have reduced, and may continue to reduce, the value of RAIT’s interests in these securitizations; failure of credit rating agencies to affirm their previously issued credit ratings for debt securities issued in RAIT’s securitizations seeking to go effective may restrict RAIT’s ability to receive cash distributions from those securitizations; covenants in RAIT’s financing arrangements may restrict RAIT’s business operations; fluctuations in interest rates and related hedging activities against such interest rates may affect RAIT’s earnings and the value of RAIT’s assets; borrowing costs may increase relative to the interest received on RAIT’s investments; RAIT may be unable to sponsor and sell securities issued in securitizations, and, even if RAIT is able to do so, RAIT may be unable to acquire eligible securities for securitization transactions on favorable economic terms; RAIT may experience unexpected results arising from litigation; RAIT and RAIT’s subsidiary, Taberna Realty Finance Trust, may fail to maintain qualification as real estate investment trusts, or REITs; RAIT may fail to maintain exemptions under the Investment Company Act of 1940; geographic concentrations in investment portfolios of residential mortgage loans could be adversely affected by economic factors unique to such concentrations; the market value of real estate that secures mortgage loans could diminish further due to factors outside of RAIT’s control; adverse governmental or regulatory policies may be enacted; management and other key personnel may be lost; competition from other REITs and other specialty finance companies may increase; and general business and economic conditions could impair credit quality and loan originations.

RAIT does not undertake to update forward-looking statements in this press release or with respect to matters described herein, except as may be required by law.

RAIT Financial Trust Contact

Andres Viroslav
215-243-9000
aviroslav@raitft.com

RAIT Financial Trust
Consolidated Statements of Operations
(Dollars in thousands, except share and per share information)
(unaudited)

	For the Three-Month		For the Year
	Period Ended		Ended
	December 31		December 31
	2007	2006	2007	2006
Revenue:
Investment interest income	$221,159	$66,864	$893,212	$138,639
Investment interest expense	(171,520)	(42,317)	(698,347)	(61,833)
Provision for losses	(11,059)	(2,499)	(21,721)	(2,499)
Change in fair value of free-standing derivatives	(11,702)	788	(4,987)	788

Net investment income	26,878	22,836	168,157	75,095
Rental income	3,961	3,085	12,044	12,639
Fee and other income	4,836	2,685	25,725	14,387

Total revenue	35,675	28,606	205,926	102,121
Expenses:
Compensation expense	10,380	7,185	34,739	12,736
Real estate operating expense	2,980	2,720	11,691	9,198
General and administrative expense	7,022	2,516	26,099	5,675
Stock forfeitures	9,708	—	9,708	—
Depreciation expense	2,273	520	6,089	1,437
Amortization of intangible assets	15,218	3,175	61,269	3,175

Total expenses	47,581	16,116	149,595	32,221
Income (loss) before other income (expense), taxes and discontinued operations	(11,906)	12,490	56,331	69,900
Interest and other income	(1,549)	1,018	13,811	1,961
Losses on sales of assets	(99,560)	(6)	(109,889)	(6)
Gains on deconsolidation of VIEs	117,158	—	117,158	—
Unrealized gains (losses) on interest rate hedges	(5,184)	1,925	(7,789)	1,925
Equity in loss of equity method investments	1	(26)	(56)	(259)
Asset impairments	(174,498)	—	(517,452)	—
Minority interest	(11,775)	(2,650)	69,707	(2,668)

Income (loss) before taxes and discontinued operations	(187,313)	12,751	(378,179)	70,853
Income tax benefit	7,238	1,183	10,784	1,183

Income (loss) from continuing operations	(180,075)	13,934	(367,395)	72,036
Income (loss) from discontinued operations	—	1,651	(132)	5,882

Net income (loss)	(180,075)	15,585	(367,527)	77,918
Income allocated to preferred shares	(3,414)	(2,522)	(11,817)	(10,079)

Net income (loss) available to common shares	$(183,489)	$13,063	$(379,344)	$67,839

Earnings (loss) per share—Basic:
Continuing operations	$(3.02)	$0.34	$(6.26)	$2.12
Discontinued operations	—	0.05	—	0.20

Total earnings (loss) per share—Basic	$(3.02)	$0.39	$(6.26)	$2.32

Weighted-average shares outstanding—Basic	60,789,508	33,433,154	60,633,833	29,294,642
Earnings (loss) per share—Diluted:
Continuing operations	$(3.02)	$0.34	$(6.26)	$2.10
Discontinued operations	—	0.05	—	0.20

Total earnings (loss) per share—Diluted	$(3.02)	$0.39	$(6.26)	$2.30

Weighted-average shares outstanding—Diluted	60,789,508	33,689,030	60,633,833	29,553,403
Distributions declared per common share	$0.46	$0.62	$2.56	$2.70

RAIT Financial Trust
Consolidated Balance Sheets
(Dollars in thousands, except share and per share information)
(unaudited)

	As of	As of
	December 31, 2007	December 31, 2006
Assets
Investments in mortgages and loans, at amortized cost
Residential mortgages and mortgage-related receivables	$4,065,083	$4,676,950
Commercial mortgages, mezzanine loans and other loans	2,189,939	1,250,945
Allowance for losses	(26,389)	(5,345)

Total investments in mortgages and loans	6,228,633	5,922,550
Investments in securities
Available-for-sale securities	2,776,833	3,978,999
Security-related receivables	1,050,967	1,159,312

Total investments in securities	3,827,800	5,138,311
Investments in real estate interests	284,252	139,132
Cash and cash equivalents	127,987	99,367
Restricted cash	298,433	292,869
Accrued interest receivable	110,287	111,238
Warehouse deposits	31,576	44,618
Other assets	39,149	42,274
Deferred financing costs, net of accumulated amortization of $3,800 and $1,709, respectively	53,340	16,729
Intangible assets, net of accumulated amortization of $64,444 and $3,175, respectively	56,123	121,046
Goodwill	—	132,372

Total assets	$11,057,580	$12,060,506

Liabilities and shareholders’ equity
Indebtedness
Repurchase agreements	$138,788	$1,174,182
Secured credit facilities and other indebtedness	146,916	81,336
Mortgage-backed securities issued	3,801,959	3,697,291
Trust preferred obligations	450,625	643,639
CDO notes payable	5,093,833	4,855,743
Convertible senior notes	425,000	—

Total indebtedness	10,057,121	10,452,191
Accrued interest payable	65,947	67,393
Accounts payable and accrued expenses	19,197	22,930
Derivative liabilities	201,581	38,909
Deferred taxes, borrowers’ escrows and other liabilities	104,821	119,288
Distributions payable	28,068	39,118

Total liabilities	10,476,735	10,739,829
Minority interest	1,602	124,273
Shareholders’ equity
Preferred shares, $0.01 par value per share, 25,000,000 shares authorized; 7.75% Series A cumulative redeemable preferred shares, liquidation preference $25.00 per share, 2,760,000 shares issued and outstanding	28	28
8.375% Series B cumulative redeemable preferred shares, liquidation preference $25.00 per share, 2,258,300 shares issued and outstanding	23	23
8.875% Series C cumulative redeemable preferred shares, liquidation preference $25.00 per share, 1,600,000 shares issued and outstanding	16	—
Common shares, $0.01 par value per share, 200,000,000 shares authorized, 61,018,231 and 52,151,412 issued and outstanding, including 225,440 and 430,516 unvested restricted share awards, respectively	607	517
Additional paid in capital	1,575,979	1,218,667
Accumulated other comprehensive income (loss)	(440,039)	(3,085)
Retained earnings (deficit)	(557,371)	(19,746)

Total shareholders’ equity	579,243	1,196,404
Total liabilities and shareholders’ equity	$11,057,580	$12,060,506

RAIT Financial Trust
Consolidated Statements of Other Comprehensive Income (Loss)
(Unaudited and dollars in thousands)

	For the Three-Month		For the
	Period		Year Ended
	Ended December 31		December 31
	2007	2006	2007	2006
Net income (loss)	$(180,075)	$15,585	$(367,527)	$77,918
Other comprehensive income (loss)
Change in fair value of cash-flow hedges	(166,023)	33,454	(201,029)	32,249
Reclassification adjustments associated with unrealized losses (gains) from cash-flow hedges included in net income	5,184	(1,925)	7,789	(1,925)
Realized (gains) losses on cash-flow hedges reclassified to earnings	1,812	(1,327)	(4,004)	(1,327)
Realized (gains) losses on available-for-sale securities, including asset impairments	59,917	—	348,005	—
Change in fair value of available-for-sale securities	(256,641)	(34,710)	(698,793)	(34,710)
Realized gain from deconsolidation of VIEs	80,722	—	80,722	—

Total other comprehensive loss before minority interest allocation	(275,029)	(4,508)	(467,310)	(5,713)
Allocation to minority interest	26,865	2,628	30,356	2,628

Total other comprehensive income (loss)	(248,164)	(1,880)	(436,954)	(3,085)

Comprehensive income (loss)	$(428,239)	$13,705	$(804,481)	$74,833

Schedule I
RAIT Financial Trust
Reconciliation of Shareholders’ Equity to Tangible Book Value and Economic Book Value (1)
(Dollars in thousands, except share and per share amounts)
As of December 31, 2007
(unaudited)

	Amount	Per Share (2)
Shareholders’ equity, as reported	$579,243	$9.49
Add (deduct):
Liquidation value of preferred shares (3)	(165,458)	(2.71)

Book Value	413,785	6.78
Unamortized intangible assets	(56,123)	(0.92)

Tangible Book Value (4)	357,662	5.86
Add (deduct):
Unrealized losses recognized in excess of value at risk.	284,002	4.66

Economic Book Value	$641,664	$10.52

(1)	Management views economic book value as a useful and appropriate supplement to shareholders’ equity and book value per share. The measure serves as an additional measure of our value because it facilitates evaluation of us without the effects of unrealized losses on investments in excess of our value at risk. Under GAAP, we are required to absorb unrealized losses on investments of certain of our consolidated entities, primarily our consolidated securitizations, even if those unrealized losses are in excess of our maximum value at risk, or our investment in those securitizations. Unrealized losses recognized in our financial statements, prepared in accordance with GAAP, that are in excess of our maximum value at risk are added back to shareholders’ equity in arriving at economic book value. Economic book value should be reviewed in connection with shareholders’ equity as set forth in our consolidated balance sheets, to help analyze our value to investors. Economic book value is defined in various ways throughout the REIT industry. Investors should consider these differences when comparing our economic book value to that of other REITs.

(2)	Based on 61,018,231 common shares outstanding as of December 31, 2007

(3)	Based on 2,760,000 Series A preferred shares, 2,258,300 Series B preferred shares, and 1,600,000 Series C preferred shares, all of which have a liquidation preference of $25.00 per share.

(4)	Tangible book value per share is calculated by subtracting the liquidation value of RAIT’s cumulative redeemable preferred shares and net intangible assets from total shareholders’ equity and dividing the result by the number of common shares outstanding at the end of the period.

Schedule II
RAIT Financial Trust
Reconciliation of GAAP Net Income (Loss) Available to Common Shares to Adjusted Earnings (1)
(Dollars in thousands, except share and per share amounts)
(unaudited)

			For the Year
	For the Three-Month		Ended
	Period Ended December 31		December 31
	2007	2006	2007	2006
Net income (loss) available to common shares, as reported	$(183,489)	$13,063	$(379,344)	$67,839
Add (deduct):
Depreciation on real estate investments	2,426	1,089	6,242	2,006
Amortization of intangible assets	15,218	3,175	61,269	3,175
Provision for losses	11,059	2,499	21,721	2,499
Unrealized (gains) losses on interest rate hedges	5,184	(1,925)	7,789	(1,925)
Net gains on deconsolidation of VIEs	(17,471)	—	(17,471)	—
Asset impairments, net of minority interest	184,684	—	431,652	—
Share-based compensation	12,138	616	20,891	905
Write-off of unamortized deferred financing costs (2)	—	—	2,985	—
Fee income deferred (recognized)	(785)	764	26,947	3,379
Deferred tax provision	(343)	(2,812)	(15,788)	(2,812)

Adjusted earnings	$28,621	$16,469	$166,893	$75,066

Weighted-average shares outstanding—Diluted	60,789,508	33,689,030	60,633,833	29,553,403

Adjusted earnings per diluted share	$0.47	$0.49	$2.75	$2.54

(1)	We measure our performance using adjusted earnings in addition to net income (loss). Adjusted earnings represents net income (loss) available to common shares, computed in accordance with GAAP, before depreciation, amortization of intangible assets, provision for losses, unrealized (gains) losses on hedges, asset impairments, net of minority interests, net gain on deconsolidation of VIEs, share-based compensation, write-off of unamortized deferred financing fees, deferred fee revenue and our deferred tax provisions. These items are recorded in accordance with GAAP and are typically non-cash items that do not impact our operating performance or dividend paying ability.

Management views adjusted earnings as a useful and appropriate supplement to GAAP net income (loss) because it helps us evaluate our performance without the effects of certain GAAP adjustments that may not have a direct financial impact on our current operating performance and our dividend paying ability. We use adjusted earnings to evaluate the performance of our investment portfolios, our ability to generate fees, our ability to manage our expenses and our dividend paying ability before the impact of non-cash adjustments recorded in accordance with GAAP. We believe this is a useful performance measure for investors to evaluate these aspects of our business as well. The most significant adjustments we exclude in determining adjusted earnings are amortization of intangible assets, provision for losses, asset impairments and share-based compensation. Management excludes all such items from its calculation of adjusted earnings because these items are not economic charges or losses which would impact our current operating performance. By excluding these significant items, adjusted earnings reduces an investor’s understanding of our operating performance by excluding: (i) management’s expectation of possible losses from our investment portfolio, (ii) the allocation of non-cash costs of generating fee revenue during the periods in which we are receiving such revenue, (iii) and share based compensation required to retain and incentivize our management team.

Adjusted earnings, as a non-GAAP financial measurement, does not purport to be an alternative to net income (loss) determined in accordance with GAAP, or a measure of operating performance or cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. Instead, adjusted earnings should be reviewed in connection with net income (loss) and cash flows from operating, investing and financing activities in our consolidated financial statements to help analyze management’s expectation of potential future losses from our investment portfolio and other non cash matters that impact our financial results. Adjusted earnings and other supplemental performance measures are defined in various ways throughout the REIT industry. Investors should consider these differences when comparing our adjusted earnings to these other REITs.

(2) Represents the write-off of unamortized deferred financing costs resulting from our termination of a line of credit in April 2007.

Schedule III
RAIT Financial Trust
Reconciliation of Fee and Other Income to Total Fees Generated (1)
(Dollars in thousands, except share and per share amounts)
(unaudited)

	For the three-months		For the year
	ended December 31,		ended December 31,
	2007	2006	2007	2006
Fees and other income, as reported	$4,836	$2,685	$25,725	$14,387
Add (deduct):
Asset management fees, eliminated	5,772	987	22,310	987
Deferred structuring fees	—	—	11,413	—
Deferred (recognized) origination fees, net of amortization	(785)	764	15,534	3,379
Total fees generated	$9,823	$4,436	$74,982	$18,753

(1)	Total fees generated is a non-GAAP financial measurement and does not purport to be an alternative to fee and other income determined in accordance with GAAP as a measure of operating performance or to cash flows from operating as a measure of liquidity. RAIT believes the presentation of Total Fees Generated is useful to investors because it demonstrates RAIT’s ability to generate fees, which creates additional yield.